Exhibit 99.1

TTM Technologies, Inc., Q4’18	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fiscal Fourth Quarter and Fiscal 2018 Results

COSTA MESA, CA – February 6, 2019 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today reported results for the fourth quarter and full year of fiscal 2018, which ended December 31st, 2018.

Fourth Quarter 2018 Highlights

–	Net sales were $711.0 million
–	GAAP net income was $52.5 million, or $0.42 per diluted share
–	Non-GAAP net income was $55.0 million, or $0.52 per diluted share
–	Cash flow from operations of $151.8 million
–	Repaid $70 million of our Term Loan B in Q4 and an additional $30 million on February 1st, 2019

Fiscal Year 2018 Highlights

–	Net sales were $2.85 billion, a record high
–	GAAP net income was $173.6 million, or $1.38 per diluted share
–	Non-GAAP net income was $190.4 million, or $1.76 per diluted share, a record high
–	Cash flow from operations of $273.1 million
–	Repaid $114 million of our Term Loan B in 2018

Fourth Quarter 2018 Financial Results

Net sales for the fourth quarter of 2018 were $711.0 million, compared to $739.3 million in the fourth quarter of 2017 and $755.8 million in the third quarter of 2018.

GAAP operating income for the fourth quarter of 2018 was $42.8 million, compared to $71.0 million in the fourth quarter of 2017 and $54.6 million in the third quarter of 2018.

GAAP net income for the fourth quarter of 2018 was $52.5 million, or $0.42 per diluted share. This compares to $49.2 million, or $0.40 per diluted share, in the fourth quarter of 2017 and $27.0 million, or $0.22 per diluted share, in the third quarter of 2018. The current quarter results reflect the release of a tax valuation allowance of $43.6 million.

On a non-GAAP basis, net income for the fourth quarter of 2018 was $55.0 million, or $0.52 per diluted share. This compares to non-GAAP net income of $61.2 million, or $0.57 per diluted share, for the fourth quarter of 2017 and $55.1 million, or $0.50 per diluted share, in the third quarter of 2018.

Adjusted EBITDA for the fourth quarter of 2018 was $117.4 million, or 16.5 percent of net sales, compared to adjusted EBITDA of $121.7 million, or 16.5 percent of net sales, for the fourth quarter of 2017 and $122.3 million, or 16.2 percent of net sales, for the third quarter of 2018.

“For the fourth quarter, TTM delivered earnings above the high end of guidance, despite softening commercial end markets,” said Tom Edman, CEO of TTM. “We were pleased to see strong year over year growth from the aerospace and defense, computing and medical/industrial/instrumentation end markets that partially offset weakness in our cellular and automotive end markets. Solid operational execution and expense management resulted in our operating margin exceeding expectations.”

Full Year 2018 Financial Results

Net sales for fiscal year 2018 increased to $2.85 billion from $2.66 billion in fiscal year 2017, a 7.1% increase year over year.

TTM Technologies, Inc., Q4’18	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

GAAP operating income for fiscal year 2018 was $159.1 million, a decrease from GAAP operating income of $212.8 million in fiscal year 2017.

GAAP net income for fiscal year 2018 was $173.6 million, or $1.38 per diluted share, compared to GAAP net income of $124.2 million, or $1.04 per diluted share, for fiscal year 2017. The 2018 results reflect the release of a tax valuation allowance of $118.2 million.

On a non-GAAP basis, net income for fiscal year 2018 was $190.4 million, or $1.76 per diluted share. This compares to fiscal year 2017 non-GAAP net income of $167.1 million, or $1.57 per diluted share.

Adjusted EBITDA for fiscal year 2018 was $438.8 million, or 15.4 percent of net sales, compared to $388.6 million, or 14.6 percent of net sales, for fiscal year 2017.

“2018 validated TTM’s strategy of diversification, differentiation and discipline. We saw solid organic growth in the aerospace and defense, medical, industrial and instrumentation and computing end markets,” continued Edman. “In addition, we closed the acquisition of Anaren which allows us to engage with customers earlier in the design cycle providing differentiated, value added RF solutions.”

Business Outlook

For the first quarter of 2019 TTM estimates that revenue will be in the range of $610 million to $650 million, and non-GAAP net income will be in the range of $0.14 to $0.20 per diluted share.

“In the first quarter of 2019, we are seeing significant weakness in our cellular end market which is resulting in the under-utilization of our advanced technology factories. Consequently, we are exercising discipline in managing our costs and focusing on continued cash flow generation. Longer term, we are confident in our diversification and differentiation strategy as well as secular growth drivers such as 5G wireless technology, increasing automotive electronic content, and ongoing demand strength in aerospace and defense electronics,” concluded Mr. Edman.

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss fourth quarter 2018 results and first quarter 2019 outlook on Wednesday, February 6, 2019, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 866-548-4713 or international 323-794-2093 (ID 3216797). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of RF and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

TTM Technologies, Inc., Q4’18	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect such measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to such measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Fourth Quarter		Third Quarter	Full Year
	2018	2017	2018	2018	2017
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Net sales	$710,955	$739,349	$755,837	$2,847,261	$2,658,592
Cost of goods sold	588,323	607,488	626,253	2,390,227	2,229,011

Gross profit	122,632	131,861	129,584	457,034	429,581

Operating expenses:
Selling and marketing	18,533	17,081	18,533	73,313	65,856
General and administrative	39,615	37,764	39,974	159,437	128,489
Amortization of definite-lived intangibles	17,722	5,907	16,609	59,681	23,634
Restructuring charges	3,962	65	(82)	5,518	1,190
(Gain)/loss on sale of assets	—	—	—	—	(2,348)

Total operating expenses	79,832	60,817	75,034	297,949	216,821

Operating income	42,800	71,044	54,550	159,085	212,760

Interest expense	(22,533)	(13,782)	(22,225)	(78,958)	(53,898)
Loss on extinguishment of debt	—	—	—	—	(769)
Other, net	2,357	(3,617)	2,213	9,641	(18,135)

Income before income taxes	22,624	53,645	34,538	89,768	139,958
Income tax (provision) / benefit	29,858	(4,329)	(7,537)	83,816	(15,231)

Net income	$52,482	$49,316	$27,001	$173,584	$124,727

Net income attributable to noncontrolling interest	—	(105)	—	—	(513)

Net income attributable to stockholders	$52,482	$49,211	$27,001	$173,584	$124,214

Earnings per share attributable to stockholders:
Basic	$0.51	$0.48	$0.26	$1.68	$1.22
Diluted	$0.42	$0.40	$0.22	$1.38	$1.04

Weighted-average shares used in computing per share amounts:
Basic	103,683	101,817	103,676	103,355	101,580
Diluted	131,533	133,170	136,435	134,036	132,476

Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share:

Net income attributable to stockholders	$52,482	$49,211	$27,001	$173,584	$124,214
Add back items: interest expense, net of tax	3,030	3,508	3,628	11,906	13,803

Adjusted net income attributable to stockholders	$55,512	$52,719	$30,629	$185,490	$138,017

Weighted-average shares outstanding	103,683	101,817	103,676	103,355	101,580
Dilutive effect of convertible debt	25,939	25,939	25,938	25,939	25,940
Dilutive effect of warrants	—	2,938	5,226	3,065	2,799
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,911	2,476	1,595	1,677	2,157

Diluted shares	131,533	133,170	136,435	134,036	132,476

Earnings per share attributable to stockholders:
Basic	$0.51	$0.48	$0.26	$1.68	$1.22
Diluted	$0.42	$0.40	$0.22	$1.38	$1.04

SELECTED BALANCE SHEET DATA
	December 31, 2018	January 1, 2018
Cash and cash equivalents, including restricted cash	$256,360	$409,326
Accounts and notes receivable, net	523,165	483,903
Contract assets	287,741	—
Inventories	109,377	294,588
Total current assets	1,206,914	1,221,307
Property, plant and equipment, net	1,052,024	1,056,845
Other non-current assets	1,198,565	503,730
Total assets	3,457,503	2,781,882

Short-term debt, including current portion of long-term debt	$30,000	$4,578
Accounts payable	431,288	497,455
Total current liabilities	673,214	720,356
Debt, net of discount	1,462,425	975,479
Total long-term liabilities	1,557,202	1,050,146
Total equity	1,227,087	1,011,380
Total liabilities and equity	3,457,503	2,781,882

SUPPLEMENTAL DATA
	Fourth Quarter		Third Quarter	Full Year
	2018	2017	2018	2018	2017
Gross margin	17.2%	17.8%	17.1%	16.1%	16.2%
Operating margin	6.0%	9.6%	7.2%	5.6%	8.0%

End Market Breakdown:
	Fourth Quarter		Third Quarter
	2018	2017	2018
Aerospace/Defense	24%	15%	23%
Automotive	16%	18%	15%
Cellular Phone	14%	27%	17%
Computing/Storage/Peripherals	13%	10%	14%
Medical/Industrial/Instrumentation	14%	12%	13%
Networking/Communications	18%	17%	17%
Other	1%	1%	1%

Stock-based Compensation:
	Fourth Quarter		Third Quarter
	2018	2017	2018
Amount included in:
Cost of goods sold	$766	$613	$774
Selling and marketing	525	450	520
General and administrative	4,442	3,921	4,165

Total stock-based compensation expense	$5,733	$4,984	$5,459

Operating Segment Data:

	Fourth Quarter		Third Quarter
Net sales:	2018	2017	2018

PCB	$655,706	$688,572	$698,983
E-M Solutions	57,473	54,899	59,481
Corporate	—	—	—

Total sales	713,179	743,471	758,464
Inter-segment sales	(2,224)	(4,122)	(2,627)

Total net sales	$710,955	$739,349	$755,837

Operating segment income:

PCB	$87,201	$100,352	$98,039
E-M Solutions	3,364	2,799	2,205
Corporate	(28,863)	(26,200)	(26,920)

Total operating segment income	61,702	76,951	73,324
Amortization of definite-lived intangibles	(18,902)	(5,907)	(18,774)

Total operating income	42,800	71,044	54,550
Total other expense	(20,176)	(17,399)	(20,012)

Income before income taxes	$22,624	$53,645	$34,538

RECONCILIATIONS[1]
	Fourth Quarter		Third Quarter	Full Year
	2018	2017	2018	2018	2017
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$122,632	$131,861	$129,584	$457,034	$429,581
Add back item:
Inventory markup	—	—	—	4,900	—
Amortization of definite-lived intangibles	1,180	—	2,165	3,345	—
Stock-based compensation	766	613	774	2,898	2,252

Non-GAAP gross profit	$124,578	$132,474	$132,523	$468,177	$431,833

Non-GAAP gross margin	17.5%	17.9%	17.5%	16.4%	16.2%
Non-GAAP operating income reconciliation[3]:
GAAP operating income	$42,800	$71,044	$54,550	$159,085	$212,760
Add back items:
Amortization of definite-lived intangibles	18,902	5,907	18,774	63,026	23,634
Stock-based compensation	5,733	4,984	5,459	20,681	18,290
(Gain)/loss on sale of assets	—	—	—	—	(2,348)
Inventory markup	—	—	—	4,900	—
Impairments, restructuring, acquisition-related, and other charges	6,104	2,331	230	18,797	3,556

Non-GAAP operating income	$73,539	$84,266	$79,013	$266,489	$255,892

Non-GAAP operating margin	10.3%	11.4%	10.5%	9.4%	9.6%
Non-GAAP net income and EPS attributable to stockholders reconciliation4:
GAAP net income attributable to stockholders	$52,482	$49,211	$27,001	$173,584	$124,214
Add back items:
Amortization of definite-lived intangibles	18,902	5,907	18,774	63,026	23,634
Stock-based compensation	5,733	4,984	5,459	20,681	18,290
Non-cash interest expense	4,384	3,017	3,992	14,783	11,069
(Gain)/loss on sale of assets	—	—	—	—	(2,348)
Inventory markup	—	—	—	4,900	—
Loss on extinguishment of debt	—	—	—	—	769
Impairments, restructuring, acquisition-related, and other charges	6,104	2,331	230	19,339	3,556
Income taxes[5]	(32,614)	(4,204)	(337)	(105,916)	(12,059)

Non-GAAP net income attributable to stockholders	$54,991	$61,246	$55,119	$190,397	$167,125

Non-GAAP earnings per diluted share attributable to stockholders	$0.52	$0.57	$0.50	$1.76	$1.57
Non-GAAP diluted number of shares[6]:
Diluted shares	131,533	133,170	136,435	134,036	132,476
Dilutive effect of convertible debt	(25,939)	(25,939)	(25,938)	(25,939)	(25,940)

Non-GAAP diluted number of shares	105,594	107,231	110,497	108,097	106,536

Adjusted EBITDA reconciliation[7]:
GAAP net income	$52,482	$49,316	$27,001	$173,584	$124,727
Add back items:
Income tax provision (benefit)	(29,858)	4,329	7,537	(83,816)	15,231
Interest expense	22,533	13,782	22,225	78,958	53,898
Amortization of definite-lived intangibles	18,902	5,907	18,774	63,026	23,634
Depreciation expense	41,543	41,090	41,092	162,708	150,809
Stock-based compensation	5,733	4,984	5,459	20,681	18,290
(Gain)/loss on sale of assets	—	—	—	—	(2,348)
Inventory markup	—	—	—	4,900	—
Loss on extinguishment of debt	—	—	—	—	769
Impairments, restructuring, acquisition-related, and other charges	6,104	2,331	230	18,797	3,556

Adjusted EBITDA	$117,439	$121,739	$122,318	$438,838	$388,566

Adjusted EBITDA margin	16.5%	16.5%	16.2%	15.4%	14.6%
Free cash flow reconciliation:
Operating cash flow	151,768	152,691	79,992	273,138	332,755
Capital expenditures, net	(33,671)	(32,209)	(35,038)	(149,796)	(124,090)

Free cash flow	$118,097	$120,482	$44,954	$123,342	$208,665

1

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

2	Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, stock-based compensation expense and inventory markup.

3

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges.

4

This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

5	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and an annual GAAP tax rate.

6	Non-GAAP diluted number of shares used in computing non-GAAP earnings per share attributable to stockholders excludes the dilutive effect of convertible debt.

7

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.